EXHIBIT 10.24

AGREEMENT OF PURCHASE AND SALE
AND JOINT ESCROW INSTRUCTIONS

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS ("Agreement") is made and entered into as of this 19th day of October, 2011 ("Execution Date"), by and between GRAND AVENUE PLAZA PROPERTIES, LLC., a California limited liability company ("Seller"), and STAMPS.COM INC., a Delaware corporation ("Buyer").

Recitals

A.           Seller owns certain improved real property commonly known as 1970 and1990 East Grand Avenue and located in the City of El Segundo ("City"), County of Los Angeles ("County"), State of California ("State"), which is more particularly described on Exhibit A attached hereto (the "Land"), together with (i) the building and any other improvements located on the Land (the "Improvements"), (ii) any and all leases, licenses or other agreements for the occupancy of all or any portion of the Land or the Improvements (collectively, the "Leases"), (iii) any and all service contracts, warranties, guarantees, indemnities and bonds relating to the Land or Improvements, together with all supplements, amendments and modifications thereto (collectively, the "Service Contracts"), and (iv) any and all plans, specifications, certificates of occupancy, development rights, entitlements or other intangible property appurtenant to or in connection with the Land, the Improvements, the Leases or the Service Contracts any names used in connection with the signage or marketing of the Land or Improvements, including any registered trademarks (collectively, the "Intangibles") and (v) personal property which is the property of Seller and used in connection with the Land and the Improvements (collectively, the “Personal Property” and, together with the Intangibles, the Land, the Improvements, the Leases and the Service Contracts, the "Property").

B.            Seller desires to sell the Property to Buyer, and Buyer desires to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

Basic Provisions

I. Buyer:	Stamps.com Inc.

II. Buyer's Counsel:	Landmark Law Group, Inc. 406 Broadway, Suite 350G Santa Monica, California 90401 Attn: Gulwinder S. Singh

III. Seller:	Grand Avenue Plaza Properties, LLC. 3424 Wilshire Blvd., Suite 1200 Los Angeles, Ca 90010

IV. Seller's Counsel:	Cha & Nam, APLC 3424 Wilshire Blvd. Suite 1200 Los Angeles, CA 90010

V. Brokers:	Buyer's Broker: Kevin Apor Peninsula | Sotheby's International Realty 608 Silver Spur Rd., Suite 103 Rolling Hills Estates, CA 90274

Seller's Broker: Jamison Realty Inc. 3424 Wilshire Blvd. 12th Floor Los Angeles, CA 90010

VI. Escrow Holder:	Chicago Title Company 700 S. Flower Street, Ste. 800 Los Angeles, CA 90017 Attn: Terri Gervasi

VII. Title Company:	Chicago Title Company 700 S. Flower Street, Ste. 3305 Los Angeles, CA 90017 Attn: Dave Balassi

VIII. Purchase Price:	Thirteen Million Three Hundred Fifty Thousand Dollars ($13,350,000.00).

IX. Deposit:	Five Hundred Thousand Dollars ($500,000), plus any interest accrued thereon, payable in accordance with Paragraph 3.1 below.

X. Closing Date:	Defined in Section 4.2 below.

Agreement

NOW, THEREFORE, incorporating the foregoing recitals, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Chicago Title Insurance Company ("Escrow Holder"), with regard to the escrow ("Escrow") created pursuant hereto are as follows:

1.            Purchase and Sale.  Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

2.            Purchase Price.  The purchase price ("Purchase Price") for the Property shall be as set forth above in the Basic Provisions, and shall be paid in accordance with the terms of Paragraph 3 below.

3.            Payment of Purchase Price.  The Purchase Price for the Property shall be paid by Buyer as set forth below in this Paragraph 3.

3.1           Deposit.  Within two (2) business days after the Opening of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the Deposit (as defined in the Basic Provisions). The Deposit shall be held in a financial institution approved by Buyer and at Buyer’s election may be deposited in a money-market or other interest bearing account through Escrow Holder.  The Deposit shall not be refundable unless the transaction contemplated by this Agreement is not consummated as the result of Seller's default or as otherwise expressly set forth herein.  Upon the Close of Escrow (as defined below in Paragraph 4.2), the Deposit shall be credited toward payment of the Purchase Price.  If Buyer fails to timely deposit the Deposit, Buyer shall be deemed in default under this Agreement, and Seller may terminate this Agreement as a result thereof as its sole remedy for such default.

3.2           Cash Balance.  Not less than one (1) business day prior to the Close of Escrow (as defined below), Buyer shall deposit or cause to be deposited, with Escrow Holder, in immediately available funds, the balance of the Purchase Price, and such other funds as may be necessary in accordance with the terms hereof to pay for Buyer's share of closing costs and charges set forth in Paragraph 10 below and taking into account Buyer's debits or credits from prorations set forth on the Proration and Expense Schedule (as defined below in Paragraph 11) and all other amounts payable pursuant to this Agreement.

4.             Escrow.

4.1           Opening of Escrow.  For the purposes of this Agreement, the Escrow shall be deemed opened ("Opening of Escrow") on the date Escrow Holder receives an original (or counterpart originals) of this Agreement fully executed by Buyer and Seller.  Escrow Holder shall promptly notify Buyer and Seller in writing of the Opening of Escrow.  Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement.  If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control.

4.2           Close of Escrow.  For purposes of this Agreement, the "Close of Escrow" or the "Closing" shall be the date that the Deed (as defined below in Paragraph 9.1.1) is recorded in the Official Records of the County (the "Official Records").  Unless changed in writing by Buyer and Seller, and subject to satisfaction of the conditions precedent set forth in Section 7.2, the Close of Escrow shall occur on January 17, 2012, (the "Closing Date").  Notwithstanding the foregoing, if Seller anticipates it cannot complete the Approved Tenant Relocations by the Closing Date, then Seller shall notify Buyer of this fact no later January 10, 2012 and the Closing Date shall be extended to January 20, 2012.  If Seller has not completed the Approved Tenant Relocations by January 20, 2012, and Buyer has not terminated this Agreement pursuant to Section 7.2.4, then Buyer shall thereafter be credited $1,000.00 per day (the "Extension Credit") towards the Purchase Price until the actual Closing Date which shall occur promptly following completion of the Approved Tenant Relocations.

5.             Condition of Title.  Title to the Property shall be conveyed to Buyer by Seller by the Deed subject only to the conditions of title shown on the Proforma Title Policy dated October 3, 2011, with such other changes as Buyer and the Title Company agree, attached as Exhibit K (the “Proforma Policy”).

6.             Buyer's Title Insurance.  At the Close of Escrow, the "Title Company" shall issue to Buyer a 2006 Form ALTA Extended Coverage Owner's Policy of Title Insurance ("Title Policy") in the amount of the Purchase Price showing title to the Property vested in Buyer and in the form of the Profoma Policy.  Buyer shall have sole responsibility for obtaining, and bearing the cost of, any survey or survey update required by the Title Company, but Buyer shall have no responsibility to reimburse Seller for providing a copy of any existing survey.

7.             Limited Conditions Precedent to the Close of Escrow for the Benefit of Buyer.

7.1          Buyer acknowledges and agrees that Buyer has performed all due diligence desired to be performed by Buyer with respect to the Property and has satisfied itself with respect to the Property including, without limitation, the condition thereof.  Buyer hereby waives any and all contingencies with respect to the Property and agrees that there are no conditions precedent to the Close of Escrow, except as set forth in Paragraph 7.2 below.  In this regard, Buyer hereby acknowledges receipt of a Natural Hazard Disclosure Statement, prepared by Disclosure Sources (the "NHDS").  Buyer understands, accepts and approves the NHDS and agrees that it shall have no right whatsoever to object to or disapprove the same or to terminate the Agreement as a result of the same.

7.2          The Close of Escrow and Buyer's obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Buyer's benefit by the dates designated below:

7.2.1           Seller's Deliveries.  At least one (1) business day prior to the Closing Date, Seller shall have delivered to Escrow Holder the documents described in Paragraph 9.1.

7.2.2           Covenants.  Seller shall have timely performed each and every covenant and agreement to be performed by Seller under this Agreement as of the Closing Date.

7.2.3           Representations and Warranties.  All representations and warranties of Seller contained in Paragraph 13.1 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

7.2.4           Tenant Relocation.  Seller shall make commercially reasonable best efforts to expeditiously consolidate the existing Tenants of the portion of the Property known as 1990 E. Grand Avenue into the portion of the Property known as 1970 E. Grand Ave. (collectively the “Relocating Tenants”), in order to make the portion of the Property known as 1990 E. Grand Avenue available for occupancy by Buyer by January 18, 2012.  Buyer and Seller in good faith shall collaborate and shall come up with a mutually agreeable plan within (3) days after execution (“Approved Tenant Relocations”) of this Agreement, to designate which tenant is offered relocation, reduction, termination or off premises relocation.  Buyer shall have sole and absolute discretion to reject any relocation plan offered by Seller and Buyer may terminate this agreement and receive the Deposit back if Buyer does not approve the Approved Tenant Relocations plan.  Should Seller be unable to effectuate the relocation pursuant to the Approved Tenant Relocations by January 17, 2012, or as it may be extended consistent with Section 4.2, January 20, 2012, Buyer may thereafter elect in its sole discretion to (i) terminate this agreement and receive the Deposit back or (ii) complete the Closing and receive a credit of $30 per rentable square foot for any square footage of Relocating Tenants remaining in the 1990 E. Grand Avenue building against the Purchase Price (the "Buyer Relocation Credit"). Any actual documented expenditures made by Seller pursuant to Approved Tenant Relocations for any such remaining Relocating Tenants shall be deducted from the Buyer Relocation Credit.  Any compensation, reimbursement of costs, tenant improvement allowances, rent credits, rent reductions or other consideration payable to the Relocating Tenants or in connection with the relocation of the Relocating Tenants or any other costs and expenses associated with the relocation of the Relocating Tenants (collectively the “Relocation Consideration”) shall be the sole responsibility of Seller and shall credited to the Purchase Price at the Close of Escrow.  If Buyer elects to complete the Closing, receive the Buyer Relocation Credit, and complete the Approved Tenant Relocations, then Buyer shall not be entitled to an Extension Credit under Section 4.2.

7.2.5           Buyer shall have received and approved from all Relocating Tenants written approval of the finalized location, space and tenant improvements completed by Seller.

7.2.6           As a condition to Closing, Buyer shall have received and approved a completed Estoppel Certificate from Time Warner and Air Tahiti and from Tenants comprising no less than 70% of the square footage leased to the remaining tenants at the Property.  If a tenant lease is scheduled to terminate on or before February 1, 2012, then in lieu of the Estoppel Certificate, Tenant shall use commercially reasonable efforts to have the tenant confirm the expiration of the lease in writing.  For all tenants for which estoppels are not obtained Seller shall submit an estoppel which is substantially in the same form as the Estoppel Certificate certified by Seller instead of Tenant (the “Seller Estoppel”) which shall be effective until the sooner of (i) Seller’s having obtained a Estoppel Certificate from the Tenant which shows not material adverse difference from the Seller Estoppel or (ii) twelve months (12) after Closing.

7.2.7           The Title Company shall have irrevocably committed to issue and shall concurrently with the Close of Escrow issue the Title Policy subject only to the Approved Title Conditions.

7.2.8           There shall have been no material adverse change in the condition of the Property, the condition of title, the status of any tenant at the Property, or the legal compliance of the Property.

7.2.9           Buyer shall not have exercised any termination right pursuant to Section 20 of this Agreement.

The conditions set forth in this Paragraph 7.2 are solely for the benefit of Buyer and may be waived only by Buyer.  Buyer shall at all times have the right to waive any condition. Any such waiver or waivers must be in writing and be delivered to Seller to be effective.  Nothing contained in this Agreement shall require Seller to bring any suit or other proceeding, or to pay any substantial sum other than the Extension Credit and Buyer Relocation Credit in connection with the Relocation Tenants, to satisfy any of such conditions.  If any of the conditions in this Paragraph 7.2 is not timely satisfied or waived by Buyer, Buyer shall deliver written notice to Escrow Holder and Seller on or before the Closing Date and describing the condition that has not been satisfied or waived, and Buyer shall have the right by any such timely notice to terminate this Agreement and the Escrow.  If Buyer timely and properly terminates this Agreement in accordance with the foregoing, then, the Deposit, shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.  If Buyer does not timely or properly deliver notice of such failed conditions, Buyer shall be deemed to have waived the same.  Subject to Buyer receiving the Extension Credit and Buyer Relocation Credit, Closing shall constitute conclusive evidence that Seller has fully performed its obligations under this Agreement which are to be performed prior to the Closing and shall further constitute a waiver by Buyer of any claims, demands and causes of action that Buyer may have against Seller based upon any failure to perform such obligations prior to Closing; provided that nothing in this Paragraph 7 shall affect Seller’s liability for breach of its express representation or warranties hereunder.

8.             Conditions Precedent to the Close of Escrow for the Benefit of Seller.  The Close of Escrow and Seller's obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Seller's benefit by the dates designated below:

8.1           Buyer's Deliveries.  At least one (1) business day prior to the Closing Date, Buyer shall have delivered to Escrow Holder the documents described in Paragraph 9.2.

8.2           Representations and Warranties.  All representations and warranties of Buyer contained in Paragraph 13.2 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

8.3           Covenants.  Buyer shall have timely performed each and every covenant and agreement to be performed by Buyer under this Agreement

The conditions set forth in this Paragraph 8 are solely for the benefit of Seller and may be waived only by Seller.  Seller shall at all times have the right to waive any condition.  Any such waiver or waivers shall be in writing and shall be delivered to Buyer.  If any of the conditions in this Paragraph 8 is not satisfied or has not been so waived by Seller prior to the Closing Date, Seller shall timely deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the Closing Date, then, subject to the provisions of Paragraph 15 of this Agreement, if applicable, Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer.  If Seller terminates this Agreement in accordance with the foregoing, the Deposit (less escrow and title cancellation fees and costs) shall be returned to Buyer unless Seller is entitled to retain the Deposit under Section 15.1, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.

9.             Deliveries to Escrow Holder.

9.1           Deliveries by Seller.  At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

9.1.1           Deed.  Seller shall deliver to Escrow Holder a grant deed in the form attached as Exhibit B, duly executed by Seller and acknowledged ("Deed").

9.1.2           FIRPTA.  Seller shall deliver to Escrow Holder a Transferor's Certification of Non-Foreign Status in the form attached as Exhibit C, duly executed by Seller and a California Form 593-C duly executed by Seller (collectively, "FIRPTA Certificate").

9.1.3           Lease Assignment.  Seller shall deliver to Escrow Holder four (4) original counterparts of an Assignment and Assumption of Leases with respect to the Leases in the form attached hereto as Exhibit D ("Lease Assignment"), duly executed by Seller.

9.1.4           General Assignment.  Seller shall deliver to Escrow Holder four (4) original counterparts of a General Assignment and Bill of Sale in the form attached hereto as Exhibit E ("General Assignment"), duly executed by Seller.

9.1.5           Tenant Notices.  A duly executed notice to tenant, in the form attached hereto as Exhibit F, addressed to each tenant at the Property (collectively, the "Tenant Notices").

9.1.6           Other Documents.  Seller shall deliver such other instruments and documents as may be reasonably requested by the Title Company and/or Escrow Holder (including, without limitation, with respect to Seller's authority).

9.2           Deliveries by Buyer.  At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the following:

9.2.1           Funds.  Buyer shall deliver to Escrow Holder all funds necessary to close the Escrow in accordance with the terms of this Agreement (including, without limitation, the Purchase Price less the Deposit) (as adjusted by the Proration and Expense Schedule).

9.2.2           Lease Assignment.  Buyer shall deliver to Escrow Holder four (4) original counterparts of the Lease Assignment duly executed by Buyer.

9.2.3           General Assignment.  Buyer shall deliver to Escrow Holder four (4) original counterparts of the General Assignment duly executed by Buyer.

9.2.4           Other Documents.  Buyer shall deliver such other instruments and documents as may be reasonably requested by the Title Company and/or Escrow Holder (including, without limitation, with respect to Buyer's authority).

10.           Costs and Expenses.  If the transaction contemplated by this Agreement is consummated, then Seller shall bear the following costs and expenses:  (A) one-half (½) of Escrow Holder's fees; (B) one hundred percent (100%) of any County and City documentary transfer taxes in connection with the recording of the Deed (except in connection with any financing obtained by Buyer); (C) the premium for the standard CLTA portion of the Title Policy in the amount of the Purchase Price; (D) the cost of recording the Deed, (E) the Relocation Consideration that is earned or payable prior to the Close of Escrow; and (F) Seller's share of prorations.  If the transaction contemplated by this Agreement is consummated, then Buyer shall bear the following costs and expenses:  (U) all County and City transfer taxes in connection with any financing obtained by Buyer; (V) the ALTA portion of title insurance premium for the Title Policy and the cost of any endorsements to the Title Policy, (W) the cost of any update or recertification to any survey in Seller's possession; (X) one-half (½) of Escrow Holder's fees; (Y) Buyer's share of prorations; and (Z) all recording costs (other than the cost of recording the Deed).  If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder's fees and charges; however, if the transaction fails to close as the result of the default of either party, then such defaulting party shall bear all Escrow Holder's fees and expenses.   Notwithstanding anything to the contrary set forth in this Agreement, Buyer shall bear all costs associated with its due diligence inspections regarding the Property; the provisions of this sentence shall expressly survive the Close of Escrow (and shall not be merged with the Deed) or the earlier termination of this Agreement.  Subject to the provisions of Paragraph 18 below, each party shall bear the cost of its own attorneys and consultants.  All other costs and expenses not expressly allocated herein shall be allocated between Buyer and Seller in accordance with the customary practice of the City and County for transactions of this type.

11.           Prorations.

(a)            Subject to the provisions of this Paragraph 11, all revenues and expenses relating to the Property, including without limitation, non-delinquent real property taxes and assessments, utility charges and the like, shall be prorated on an accrual basis as of the Close of Escrow; provided, that rent shall be prorated only for the calendar month in which the Close of Escrow shall occur.  Such proration shall be made as of 12:01 a.m. California time on the Closing Date (the "Proration Time").  All monthly prorations shall be calculated on actual days of the applicable month and all annual prorations shall be calculated based on a 365-day year.  Not less than two (2) business days prior to the Close of Escrow, Seller and Buyer shall agree upon a schedule of expenses and prorations ("Proration and Expense Schedule").  If any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment because the information is unavailable at the Proration Time, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same.  Such adjustments shall be made as soon as complete and accurate information becomes available, but in all events no later than sixty (60) days after the Close of Escrow (the "Final Proration Date").  Any corrected adjustment or proration shall be paid promptly in cash to the party entitled thereto.  The obligations of the parties under this Paragraph 11 shall survive the Close of Escrow until the Final Proration Date and shall not merge with the Deed.  The foregoing terms of this subsection (a) are subject to the terms of Paragraphs 11(b), (c), (d), (e) (f) and (g) below.

(b)           Seller shall have no responsibility for the payment of commissions which relate to any future expansion or lease renewal which occurs after the Closing, provided that Seller shall be responsible for the costs of tenant improvement work, tenant improvement allowances and third-party leasing commissions relating to the initial term of those Leases executed as of the Opening of Escrow.  In connection with the preceding sentence, if any such tenant improvement work is not completed or any such leasing commissions not fully paid, then the applicable construction contract(s) and/or commission agreement(s) shall be assigned in favor of Buyer and assumed by Buyer and Buyer shall be entitled to a credit against the Purchase Price equal to the portion of such tenant improvement costs and leasing commissions due and owing by Seller as of the Close of Escrow (and Buyer shall be responsible to pay such unpaid tenant improvement costs and leasing commissions).  Conversely for any New or Current Leases (as defined in Section 21.1 of this Agreement) that is approved during Escrow by Buyer, Buyer shall be responsible (provided the transaction as contemplated by this Agreement closes) for payment of all leasing commissions and tenant improvements under New or Current Leases that are approved by Buyer during the Escrow Period.  Notwithstanding the foregoing, in no event shall Buyer have any responsibility for any payments, including leasing commissions and tenant improvements, that are part of or related to Approved Tenant Relocations pursuant to Section 7.2.4.

(c)            Seller shall not be responsible for any charges, fees, assessments or other amounts relating to utilities for the period from and after the Closing Date, including, without limitation, those for sewer, electricity, water and gas (the "Utility Charges").  Buyer shall be responsible to have the applicable utility companies switch service into Buyer's name at Closing and shall be solely responsible to pay all Utility Charges accruing after the Closing Date.  Without limiting the foregoing, Seller may instruct any utility company that Seller no longer owns the Property and shall not be responsible for Utility Charges accruing after Closing.

(d)           Buyer shall be credited and Seller shall be charged with any security deposits (including those that Seller is required to segregate from its assets and/or hold in trust for tenants) and advanced rentals in the nature of security deposits made by the lessees under any Leases which shall survive the Close of Escrow, except to the extent same have been applied in accordance with the terms of said Leases.

(e)            If Seller collects any rents or other income after the Closing Date which are attributable to any period of time from and after the Closing Date, Seller shall promptly remit such rents or other income directly to Buyer.  If Buyer collects any rents or other income after the Closing Date which are attributable to any period of time prior to the Closing Date, Buyer shall promptly remit such rents or other income directly to Seller.  Rents and other income collected by Buyer after the Closing Date shall first be deemed attributable to any current rents or other income then due for any period after the Closing Date.  Buyer shall bill and use reasonable efforts to collect rent and other arrearages that related to periods prior to the Close of Escrow in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any such rent or other arrearages.  Seller shall have the no right to seek collection of any rents or other income (including operating expense pass-throughs) applicable to any period before the Closing Date from any tenants who are in arrears as of the Closing Date.

(f)            For purposes of this Section: “CAM Expenses” shall mean common area maintenance expenses and other charges that are chargeable to tenants at the Property, “CAM Collections” shall mean CAM Expenses collected from the Tenants.  Buyer and Seller acknowledge that currently Air Tahiti is the only Tenant being charged such expenses.  The CAM collections for Air Tahiti shall be prorated as of the Closing Date.  On the Close of Escrow, Seller shall provide Buyer, all in electronic form, a tenant worksheet for Air Tahiti including tenant base year calculations with appropriate supporting documentation, all year-to-date tenant billings and payments for the current year, and original operating expense estimates for the current year with supporting documentation, operating expense gross-up calculations, and a year-to-day general ledger for CAM Expenses the current year (collectively, the “Reconciliation Support”).  Upon the Close of Escrow, Seller shall provide Buyer with the Reconciliation Support for the year prior to the calendar year in which the Close of Escrow occurs.  Upon Buyer’s written notice to Seller of any claim made by a for an amount due to such tenant with respect to year to date prior to the Closing or prior years, Seller shall be obligated to (i) respond to reasonable requests for information by the tenant, (ii) work directly with the tenant to resolve the claim in a good faith manner, (iii) pay to the applicable tenant any amount which may be due from landlord under such tenant’s lease for Seller’s CAM Period and prior years, and (iv) indemnify, defend and hold Buyer harmless from and against any claims, demands, causes of actions, costs and expenses, including reasonably attorney’s fees and costs arising out of any audit by any tenant at the Property for any period prior to the Closing Date. The provisions of this Section 11(f) shall survive the Close of Escrow.

(g)           To the extent not paid directly prior to the Close of Escrow, Buyer shall receive a credit for all Relocation Costs.

12.           Disbursements and Other Actions by Escrow Holder.  Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner and order set forth.

12.1         Disburse Funds.  Escrow Holder shall credit all matters stated to be credited in Paragraphs 3 and 10 and prorate all matters addressed in Paragraph 11 based upon the Proration and Expense Schedule and disburse the balance of the Purchase Price (together with all other items payable to Seller) to Seller promptly upon the Close of Escrow and remaining funds, if any, to Buyer.

12.2         Recording.  Escrow Holder shall cause the Deed, and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

12.3         Documents to Seller.  Escrow Holder shall disburse to Seller two (2) originals of the Lease Assignment, two (2) originals of the General Assignment and one (1) conformed copy of the Deed and one (1) copy of any other document deposited into Escrow by Buyer pursuant hereto.

12.4         Documents to Buyer.  Escrow Holder shall deliver to Buyer the original FIRPTA Certificate executed by Seller, two (2) originals of the Lease Assignment, two (2) originals of the General Assignment, the original Tenant Notices, (1) copy of any other document deposited into Escrow by Seller pursuant hereto and one (1) conformed copy of the Deed.

12.5         Title Company.  Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

13.           Representations and Warranties; As-Is Purchase.

13.1         Seller's Representations and Warranties.  In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (and the truth and accuracy of which shall constitute a condition precedent to Buyer's obligations hereunder).

13.1.1        Power.  Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.1.2        Requisite Action.  All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated by this Agreement.  No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement.

13.1.3        Individual Authority; Enforceability.  The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.  This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (subject to bankruptcy, insolvency and the general rights of creditors).

13.1.4        No Conflict.  Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party.

13.1.5        Bankruptcy.  Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar foreign or domestic petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

13.1.6        No Litigation.   Except as set forth on Exhibit G attached hereto, there (a) is no actual or, to the best of Seller's actual knowledge, threatened suit, action or legal, administrative, condemnation, arbitration or other proceeding or governmental investigation involving or affecting the Property, and (b) to the best of Seller's actual knowledge, are no judgments, decrees, or orders against Seller.

13.1.7        Notice of Violations.  Seller has not received written notice of any outstanding violations, which remain uncured, of any Governmental Regulations (defined below) relating to the Property.  To the best of Seller's actual knowledge, the Property is not in violation of any Governmental Regulations.  The conveyance of the Property to Buyer will not violate any Governmental Regulations.  For purposes hereof, the term "Governmental Regulations" shall mean any local, state, and federal and foreign laws, ordinances, rules, requirements and regulations bearing on the construction, development, maintenance, use, or operation of the Property.

13.1.8        Leases.  Attached hereto as Exhibit H is a complete list of all leases, licenses or other agreements which convey or grant any right to occupy all or any portion of the Property which shall survive the Close of Escrow.  To the best of Seller’s actual knowledge, there is no default under any of the Leases and no circumstance that with the giving of notice or the passage of time would constitute a default.

13.1.9        Service Contracts.  Attached hereto as Exhibit I is a complete list of all contracts or other agreements with respect to the maintenance, repair, operation or leasing of all or any portion of the Property which shall survive the Close of Escrow.  All Service Contracts are terminable on 30 days’ notice without any penalty.  With timing as directed by Buyer, Seller shall give all service vendors 30 days’ notice of the termination of their services.  In the absence of Buyer direction, Seller shall ensure all Service Contracts are terminated as of the Closing Date.  If Buyer elects to retain any such Service Contracts following the Closing Date, Buyer shall agree to assume such agreements.

13.1.10      CAM Charges.  Seller represents and warrants to Buyer that Seller shall be responsible for all common area maintenance and other operating expenses for periods prior to the calendar year in which the Close of Escrow occurs and these amounts have been finalized and settled with each respective tenant and sums are owed any such tenants in connection therewith.  Seller represents and warrants that Air Tahiti is the only tenant being charged for CAM Charges.

13.1.11      Tenant Relocation.  Seller represents and warrants that it has the legal right under the Leases to effectuate the Tenant Relocation.

13.1.12      OFAC.  Seller is not now nor shall it be at any time until Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "Person") with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a "U.S. Person"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.

13.1.13      Prohibited Person.  Neither Seller nor any Person who owns a direct interest in Seller (collectively, a "Seller Party") is now nor shall be at any time until Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended ("Financial Institution"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

13.2         Patriot Act.  Seller is in compliance with any and all applicable provisions of the Patriot Act.

The term "to the best of Seller's actual knowledge" or words to that effect shall mean to the actual knowledge of Philip Song who is the Asset Manager of Seller and shall be solely based upon his actual knowledge.  Seller represents that Mr. Song is the individual on behalf of Seller most likely to have knowledge regarding the matters which are the subject to the representations set forth in this Paragraph 13.1.

The representations and warranties of Seller set forth in this Paragraph 13.1 shall survive the Close of Escrow for a period of twelve (12)  months, but not thereafter, it being the intention of the parties that all suits or actions for breach of any such representations and warranties must be filed (if at all) in a court of competent jurisdiction, within said twelve (12) months of the Close of Escrow or they shall be forever barred and Buyer hereby waives any right to bring any such claim or action thereafter.  Notwithstanding the foregoing, if, prior to the Closing Date, Buyer or Seller should learn, discover or become aware of any existing or new item, fact or circumstance which renders a representation or warranty of Seller set forth herein incorrect or untrue in any material respect (collectively, the "Representation Matter"), then the party who has learned, discovered or become aware of such Representation Matter shall promptly give written notice thereof to the other party and Seller's representations and warranties shall be automatically limited to account for the Representation Matter.  If, prior to the Closing Date, Buyer discovers or is notified of a Representation Matter that is not true and correct, Buyer shall have the right to terminate this Agreement and obtain a refund of the Deposit , by providing written notice thereof to Seller no later than five (5) business days after Buyer learns or is notified of such Representation Matter; provided, however, Buyer shall have no right to terminate this Agreement for any Representation Matter arising from a change in circumstances that is permitted under this Agreement.  Upon such termination, neither party hereunder shall have any further obligations or liabilities under this Agreement except as specifically set forth herein.  If Buyer does not timely terminate this Agreement, then Seller's representations and warranties shall be automatically limited to account for the Representation Matter, Buyer shall be deemed to have waived Buyer's right to pursue any remedy for breach of the representation or warranty made untrue on account of such Representation Matter, and the parties shall proceed to the Close of Escrow, subject to the remaining terms of this Agreement.  The parties agree that a Seller Estoppel shall not be deemed a Representation Matter

13.3           Buyer's Representations and Warranties.  In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (and the truth and accuracy of which shall constitute a condition precedent to Seller's obligations hereunder).

13.3.1        Power.  Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.3.2        Requisite Action.  All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement.  By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Buyer to consummate the transaction contemplated by this Agreement.

13.3.3        Individual Authority; Enforceability.  The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.  This Agreement constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to bankruptcy, insolvency and the general rights of creditors).

13.3.4        No Conflict.  Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

13.3.5        Bankruptcy.  Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

13.3.6        Financing.  Buyer has the financial capability to complete the transaction contemplated herein in accordance with the terms of this Agreement.

13.3.7        ERISA.  Neither Buyer nor any partner, related entity or affiliate of Buyer is in any way affiliated with Seller, GE Capital Realty Group, Inc., General Electric Capital Corporation, General Electric Realty Advisors, Inc., General Electric Company or any affiliate of General Electric Company, and that, with respect to each source of funds to be used by it to purchase the Property (respectively, the "Source"), at least one of the following statements shall be accurate as of the Closing Date: (i) the Source does not include the assets of (A) an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA, or (B) a "plan" as defined in Section 4975(a) of the Internal Revenue Code of 1986, as amended ("Code"), or (ii)  the Source includes the assets of (A) an "employee benefit plan" as defined in Section 3(3) of ERISA or (B) a "plan" as defined in Section 4975 of the Code (each of which has been identified to the Seller in writing pursuant to this Section 13.2.7 at least ten (10) business days prior to the Closing Date), but the use of such Source to purchase the Property will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  Buyer further represents, warrants and covenants to Seller as follows:

13.3.8        OFAC.  Buyer is not now nor shall it be at any time until Closing an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a "Person") with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a "U.S. Person"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC ["Specially Designated Nationals and Blocked Persons"]) or otherwise.

13.3.9        Prohibited Person.  Neither Buyer nor any Person who owns a direct interest in Buyer (collectively, a "Buyer Party") is now nor shall be at any time until Closing a Person with whom a U.S. Person, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended ("Financial Institution"), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

13.3.10      Buyer's Funds.  Buyer has taken, and shall continue to take until Closing, such measures as are required by law to assure that the funds used to pay to Seller the Purchase Price are derived (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

13.3.11      Patriot Act.  To the best of Buyer's knowledge after making due inquiry, neither Buyer nor any Buyer Party, nor any Person providing funds to Buyer (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws.  For purposes of this Subsection (b), the term "Anti-Money Laundering Laws" shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. Seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. Seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. Seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957. To the best of Seller's knowledge after making due inquiry, neither Seller nor any Seller Party, nor any Person providing funds to Seller (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti Money Laundering Laws.  For purposes of this Subsection (b), the term "Anti-Money Laundering Laws" shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations.  Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the "Patriot Act"), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. Seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. Seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. Seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957

13.4         Buyer Compliance with Patriot Act.  To Buyer’s knowledge. Buyer is in compliance with any and all applicable provisions of the Patriot Act. Seller is in compliance with any and all applicable provisions of the Patriot Act.

13.5         As-Is.  AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, BUYER DOES HEREBY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH THE SELLER, THAT, (A)  EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREUNDER, BUYER IS PURCHASING THE PROPERTY IN AN "AS-IS" CONDITION AS OF THE DATE OF THE CLOSE OF ESCROW WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS; (B) EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREUNDER, SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (C) BY THE CLOSE OF ESCROW, BUYER SHALL HAVE UNDERTAKEN ALL SUCH PHYSICAL INSPECTIONS AND EXAMINATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES, AND THAT BASED UPON SAME, BUYER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREUNDER, SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS AGENTS AND OFFICERS, AND BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (D) EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREUNDER, NEITHER SELLER NOR ANY REPRESENTATIVE, AGENT, EMPLOYEE, PROPERTY MANAGER, BROKER, PRINCIPAL, MEMBER, PARTNER AFFILIATE OR CONSULTANT OF SELLER IS MAKING OR HAS MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO ALL OR ANY PART OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY MATTERS CONTAINED IN DOCUMENTS MADE AVAILABLE OR DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT) AS AN INDUCEMENT TO BUYER TO ENTER INTO THIS ESCROW AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE, AND BUYER HEREBY EXPRESSLY DISCLAIMS (ON BEHALF OF ITSELF AND ANY PARTY AFFILIATED WITH OR RELATED TO BUYER) ANY AND ALL REPRESENTATIONS AND WARRANTIES; AND (E) EXCEPT FOR SELLER’S EXPRESS REPRESENTATIONS AND WARRANTIES HEREUNDER, BY REASON OF ALL OF THE FOREGOING, BUYER SHALL ASSUME THE FULL RISK OF ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT, CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION ITS COMPLIANCE WITH "GOVERNMENTAL REGULATIONS", THE EXISTENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, OR THE PERMISSIBILITY, FEASIBILITY OR CONVERTIBILITY OF ALL OR ANY PORTION OF THE PROPERTY FOR ANY PARTICULAR USE OR PURPOSE.  THE PRESENCE OF ANY ASBESTOS CONTAINING MATERIAL, HAZARDOUS, TOXIC OR RADIOACTIVE WASTE, SUBSTANCE OR MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, AND BUYER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES AND RELEASES SELLER AND ALL OF ITS PARENTS, MEMBERS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS AND EACH OF THEM (INDIVIDUALLY AND COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL RIGHTS AND CLAIMS AGAINST SELLER AND/OR THE RELEASED PARTIES WITH RESPECT TO THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE CONDITION, VALUATION, MARKETABILITY OR UTILITY OF THE PROPERTY  (INCLUDING WITHOUT LIMITATION ANY RIGHTS OF BUYER UNDER THE STATE OR FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED FROM TIME TO TIME, OR SIMILAR LAWS).  BUYER ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVER AND RELEASE INCLUDES ALL RIGHTS AND CLAIMS OF BUYER AGAINST SELLER PERTAINING TO THE PROPERTY, WHETHER HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, WHICH IN ANY WAY ARISE OUT OF, OR ARE CONNECTED WITH, OR RELATE TO, THE PROPERTY.  THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER'S RELEASE TO SELLER.  IN CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND THE RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.

As used herein, the term "Governmental Regulations" means any laws (including Environmental Laws), ordinances, rules, requirements, resolutions, policy statements and regulations (including, without limitation, those relating to land use, subdivision, zoning, Hazardous Substances, occupational health and safety, handicapped access, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency claiming jurisdiction over the Property.  As used in this Agreement, the following definitions shall apply:  "Environmental Laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, and all federal and state court decisions, consent decrees and orders interpreting or enforcing any of the foregoing, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., and the Clean Water Act, 33 U.S.C. § 1251, et seq.  "Hazardous Substances" shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum-based products and petroleum additives and derived substances, lead-based paint, mold, fungi or bacterial matter, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity.

Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Buyer's Initials

Notwithstanding anything in this Paragraph 13.3 to the contrary, the foregoing releases are effective as of the Close of Escrow and are not intended to and do not include (i) any claims arising from a breach of Seller’s express representations or warranties set forth in this Agreement, or (ii) any obligation or other covenant of Seller under this Agreement which by its terms survives the Closing or (iii) any intentional misrepresentation, fraud or other tortious conduct.

13.6         Natural Hazard Disclosure.  Buyer and Seller acknowledge that Seller is required to disclose if any of the Property lies within the following natural hazard areas or zones:  (i) a special flood hazard area designated by the Federal Emergency Management Agency; (ii) an area of potential flooding; (iii) a very high fire hazard severity zone; (iv) a wild land area that may contain substantial forest fire risks and hazards; (v) an earthquake fault or special studies zone; or (vi) a seismic hazard zone.  Buyer acknowledges that Seller will employ the services of Disclosure Source ("Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies and to report the results of its examination to Buyer in writing.  The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

14.           Access.  Provided that Buyer is not in default of its obligations under this Agreement from and after the Opening of Escrow through the earlier of the termination of this Agreement or the Closing Date, Buyer, its agents, consultants, contractors and subcontractors shall have the right to enter upon the Property to conduct or make any and all non-intrusive and non-invasive inspections and tests as may be necessary or desirable, subject to the rights of any tenants or occupants of the Property and the limitations set forth below in this Paragraph 14, and further provided that such inspections shall not change the non-contingent nature of this transaction (as set forth in Paragraph 7.1 above).  The scope of any analysis which requires physical sampling of all or any part of the Property shall be subject to:  (a) the prior written approval of Seller, which Seller may withhold or condition in its sole discretion, (b) Seller's receipt of written evidence that Buyer has procured the insurance required pursuant to this Paragraph 14, and (c) the requirement that Buyer dispose of all such test samples in accordance with applicable law and at no cost or liability to Seller.  Seller may expressly authorize Buyer or its agents to perform subsurface testing or drilling on the Property by Buyer or its environmental consultant after Buyer requests and discloses the extent of the testing in writing by Seller, which Seller may condition or deny in its reasonable discretion.  Buyer shall obtain or cause its consultants to obtain (and provide evidence to Seller), at Buyer's sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities by or on behalf of Buyer.  Such policy of insurance shall name Seller as an additional insured and shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer, Buyer's employees, agents, contractors, suppliers, consultants or other related parties.  Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability.  Seller shall, at Buyer’s request, arrange meetings with Tenants as requested by Buyer.  Buyer must also repair any damage caused by such testing, and shall indemnify, defend and hold harmless Seller from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys' fees and court costs) of any kind of character arising out of the performance of such testing.

Buyer shall promptly, upon its receipt thereof, deliver to Seller, at no cost or expense to Seller, a copy of all tests, reports, analysis and the like, excluding financial analysis, obtained and/or prepared for Buyer in connection with Buyer’s inspection of the Property pursuant to the provisions of this Paragraph 14. Buyer hereby indemnifies, defends and holds the Seller and its officers, members, directors, shareholders, participants, and affiliates free and harmless from and against any and all claims, costs, losses, liabilities, damages and expenses arising out of or resulting from such entry by Buyer, its agents, consultants, contractors and subcontractors; provided, however, that such indemnification obligations shall not include any claims, costs, losses, liabilities, damages or expenses to the extent the same arise out of (i) Seller’s sole acts or omissions or negligence or intentional misconduct or (ii) the discovery of a pre-existing condition on or about the Property.  Additionally, Buyer shall immediately, at its sole cost and expense, repair any and all damage arising out of or resulting from such entry and any acts or omissions by Buyer, its agents, employees, consultants, contractors and subcontractors, and shall immediately, at its sole cost and expense, restore the Property to the condition that existed immediately prior to such entry by Buyer, its agents, employees, consultants, contractors and subcontractors (ordinary wear and tear excepted).  Buyer shall keep the Property free and clear of any mechanics' liens or materialmen's liens related to Buyer's inspection and the other activities contemplated in this Paragraph 14.  .  All of Buyer's obligations set forth in this Paragraph 14 shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow, and shall not be limited by any provision of this Agreement.

15.           Enforcement and Legal Fees.

15.1         BUYER'S DEFAULT.  IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER WHICH IS NOT CURED WITHIN THREE (3) BUSINESS DAYS OF NOTICE OF DEFAULT, SELLER'S SOLE REMEDY (EXCEPT AS PROVIDED BELOW) SHALL BE TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER.  BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED.  BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT OR BREACH HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES.  THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.  THE FOREGOING SHALL NOT LIMIT SELLER'S REMEDIES WITH RESPECT TO BUYER'S OBLIGATIONS UNDER PARAGRAPHS 14 AND 17 OF THIS AGREEMENT OR THE ATTORNEYS' FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW.

SELLER'S INITIALS	BUYER'S INITIALS

15.2         SELLER'S DEFAULT.  IF SELLER DEFAULTS UNDER THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN, THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY (EXCEPT AS PROVIDED BELOW), WHETHER AT LAW OR IN EQUITY, EITHER (A) TO TERMINATE THIS AGREEMENT AND RECOVER ITS DEPOSIT AND BE REIMBURSED BY SELLER FOR THE OUT-OF-POCKET COSTS ACTUALLY INCURRED BY BUYER IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT AND BUYER’S DUE DILIGENCE FOR THE PROPERTY IN AN AMOUNT NOT TO EXCEED THIRTY THOUSAND DOLLARS ($30,000) OR (B) IN LIEU OF TERMINATING THIS AGREEMENT AND RECOVERING ITS DEPOSIT AND OUT-OF-POCKET COSTS, BUYER SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THIS AGREEMENT, AND EXCEPT FOR THE EXTENSION CREDIT AND BUYER RELOCATION CREDIT SET FORTH IN SECTION 7.2, WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN SIXTY (60) DAYS FOLLOWING THE SCHEDULED CLOSING DATE.  BUYER SHALL NOT BE ENTITLED TO RECORD A LIEN OR LIS PENDENS AGAINST THE PROPERTY EXCEPT IN CONNECTION WITH AN ACTION FOR SPECIFIC PERFORMANCE.  THE FOREGOING SHALL NOT LIMIT BUYER'S REMEDIES WITH RESPECT TO SELLER'S OBLIGATIONS UNDER PARAGRAPH 17 OF THIS AGREEMENT OR THE ATTORNEYS' FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW. NOTHING IN THIS SECTION SHALL LIMIT BUYER’S CLAIMS FOR AN INACCURACY IN ANY SELLER ESTOPPEL.

SELLER'S INITIALS	BUYER'S INITIALS

16.           Notices.  Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party at its address or telecopy number set forth above or such other address or telecopy number as such party may hereafter specify for that purpose by notice to the other party.  Each such notice, request, or communication shall, for all purposes, be deemed given and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above during normal business hours (i.e. 9:00 a.m. to 5:00 p.m. Pacific Time) and confirmation of complete receipt is received by the sender during normal business hours, (b) if hand delivered against receipted copy, when the copy thereof is receipted, (c) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received, (d) or if given by certified mail, return receipt requested, postage prepaid, two (2) days after it is posted with the United States Postal Service, to the addresses specified in the Basic Provisions or (e) if given by e-mail, when received.  Notices to Seller shall be directed to Seller and Seller's Counsel (if any is indicated in this Agreement) and notices to Buyer shall be directed to Buyer and Buyer's Counsel.

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

17.           Brokers.  Upon the Close of Escrow (but not otherwise) Seller shall pay Buyer’s Broker a real estate brokerage fee in accordance with the terms of a separate agreement between Seller and Buyer’s Broker.  Each party hereto agrees to indemnify, defend and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses and damages (including reasonable attorneys' fees and court costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Buyer’s Broker) alleged to have been made by such party or on its behalf with any other broker or finder in connection with this Agreement or transaction contemplated under this Agreement.  The foregoing indemnity shall survive the Close of Escrow or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement.

18.           Legal Fees.  If either Buyer or Seller brings any action, arbitration or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual attorneys' fees.  Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual attorneys' fees incurred in enforcing, perfecting and executing such judgment.  For the purposes of this paragraph, such costs shall include, without limitation, in-house and outside attorneys' fees, costs and expenses.

19.           Assignment.   Buyer may not assign, transfer or convey its rights or obligations under this Agreement at any time without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion.  Any attempted assignment by Buyer in violation of this Agreement shall be null and void.  Notwithstanding the foregoing, Buyer may assign this Agreement to an Affiliate.  For the purposes of this paragraph, the term "Affiliate" means an entity that controls, is controlled by or is under common control with the Buyer or any member of Buyer or any client of any of the same.  The term "control" means the power to direct the management of such entity through voting rights, ownership or contractual obligations.  Any assignment by Buyer to such an Affiliate (or to a third party approved by Seller) shall not relieve Buyer of any of its obligations under this Agreement arising prior to the Close of Escrow.

20.           Damage or Destruction, Condemnation, Insurance.

20.1         Condemnation.  If at any time prior to the Closing Date any "material" portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then at Buyer's option, to be exercised within ten (10) days after receipt of notice from Seller of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  As used in this Paragraph 20.1, the term "material" shall mean (a) a taking of any portion of the Improvements or (b) a taking which gives rise to the a right of termination under any Lease or of any portion of the Property or (c) which adversely affects the parking for the Improvements or access to the Property or (d) would cost in excess of $200,000 to restore. Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement.  If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without a reduction in the Purchase Price and all condemnation proceeds paid or payable to Seller shall belong to Buyer and shall be paid over and assigned to Buyer at the Close of Escrow.  Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

20.2         Damage and Destruction.  If at any time prior to the Closing Date a material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever (or if any portion of the Property is destroyed or damaged as a result of an uninsured casualty of any kind), then at Buyer's option, to be exercised within ten (10) business days after receipt of notice from Seller of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder.  If Buyer does not timely notify Seller in writing of its election to terminate this Agreement, Buyer shall be deemed to have elected not to terminate this Agreement.  For purposes hereof, the term "material" shall be deemed to be a damage or destruction in excess of $200,000.  If less than a material portion of the Property is damaged or destroyed or if a material portion is damaged or destroyed and Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without reduction in the Purchase Price other than by the amount of the deductible under Seller's insurance policy and all insurance proceeds paid or payable to Seller as a result of such casualty shall belong to Buyer and shall be paid over and assigned to Buyer at the Close of Escrow.  Seller shall have no obligation to make any repairs to the Property in the event of a damage or destruction.

21.           New Leases and Contracts; Tenant Estoppel Certificates

21.1         New Leases.  Seller hereby agrees that, after the Opening of Escrow (prior to any termination of this Agreement), Seller will not enter into new leases affecting the Property or amend, extend or (except in the event of the tenant’s default) terminate any existing Lease (“New or Current Leases”) without the prior written consent of Buyer, which consent may be withheld in Buyer’s sole and absolute discretion. Seller shall provide all terms in writing to Buyer and Buyer shall have Five (5) Business Days to approve, modify or deny approval for New or Current Leases.

21.2         Service Contracts.  Seller agrees that, after the Opening of Escrow (prior to any termination of this Agreement), Seller will not enter into any new service contract affecting the Property or amend, extend or (except in the event of the vendor’s default) terminate any existing Service Contract without the prior written consent of Buyer, which consent shall not be unreasonably withheld.  Furthermore, Buyer shall have the right, by notifying Seller least thirty (30) days prior to the Closing, to terminate any existing Service Contract(s) with respect to the Property, in which event Seller shall cause such Service Contract(s) to be terminated at the Closing (or as soon as possible thereafter), provided, however, that regardless of whether or not Buyer shall make any such election, Seller shall cause any and all contracts or other agreements with respect to the management, asset management or leasing of the Property to be terminated at or prior to Closing.

21.3         Tenant Estoppel Certificates.  Seller shall use its commercially reasonable efforts to obtain prior to the Closing Date an estoppel certificate (in the form of that attached hereto as Exhibit J or in the form a tenant is required to deliver under its Lease if the tenant refuses to execute the form attached hereto as Exhibit J)  (each, an “Estoppel Certificate”) from all of the tenants at the Property.

22.           Miscellaneous.

22.1         Not an Offer.  Notwithstanding anything to the contrary in this Agreement, the signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer and Escrow Holder and Buyer has deposited the Deposit with Escrow Holder.  Seller's delivery of unsigned copies of this Agreement is solely for the purpose of review by Buyer, and unless and until this Agreement has been mutually executed by Seller and Buyer and deposited with Escrow Holder and Buyer has deposited the Deposit with Escrow Holder as required under this Agreement, neither the this Agreement, nor the transmittal thereof to Buyer or any officer, director, employee, consultant, broker, or agent of Buyer, nor any communication by Seller, or any officer, director, employee, consultant, broker, or agent of Seller, shall create any obligation on the part of Seller.

22.2         No Obligations Prior to Execution.  This Agreement and all other communications relating to this Agreement, the Property and/or any matters relating thereto are made based on the express understanding of Seller that, unless and until this Agreement has been mutually executed by Seller and Buyer and deposited with Escrow Holder, (a) Seller shall have no obligation whatsoever in connection with this Agreement or the conveyance of the Property to Buyer, including, but not limited to, any obligation to continue negotiating with Buyer or any affiliate, officer, director, employee, agent, or consultant thereof, regarding the Property, this Agreement, or any other agreement or document relating to the Property, in good faith or otherwise, (b) Seller shall retain at all times the right, in its sole and subjective discretion, to reject any and all proposals and other expressions of interest regarding any possible transaction between Seller and Buyer or any affiliate of Buyer relating to the Property, (c) Seller shall retain at all times the right, in its sole and subjective discretion, to unilaterally terminate any and all negotiations with Buyer and/or any affiliate and/or representative of Buyer relating to this Agreement or the Property.

22.3         Exclusivity.  Once this Agreement is in effect, Seller agrees that it shall not market the Property for sale, solicit or negotiation with respect to any offers or enter into any agreement for sale with respect to the Property.

22.4         Computation of Time Periods.  If the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Pacific time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

22.5         Captions.  Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

22.6         No Obligations to Third Parties.  Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.  No Broker shall be a third party beneficiary of this Agreement.

22.7         Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated in this Agreement by this reference for all purposes.

22.8         Amendment to this Agreement.  The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

22.9         Waiver.  The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

22.10       Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to any choice-of-law principles which provide for the application of the laws of another jurisdiction.

22.11      Fees and Other Expenses.  Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.  Entire Agreement.  This Agreement (including all Exhibits and schedules attached hereto) supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between, and the final expression of, Buyer and Seller with respect to the subject matter hereof.  No subsequent agreement, representation, or made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

22.12      Successors and Assigns.  Subject to the restrictions set forth in Paragraph 19 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

22.13      Construction.  The parties acknowledge and agree that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party's own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party's counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

22.14      Limitation of Liability; Indemnity.  Buyer acknowledges and agrees that neither the trustees, shareholders, officers, members, investment managers, employees, partners nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of Seller.  Buyer's remedies prior to Closing shall be limited as set forth in Paragraph 15.2.

22.15       Time of the Essence.  All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

22.16      Recording.  The parties agree that this Agreement shall not be recorded.  If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

22.17       Confidentiality.  Buyer may disclose this Agreement and the terms of this Agreement as Buyer deems necessary to comply with any United States of America securities laws that may be applicable to Buyer.  Except for Buyer's securities laws disclosure obligations, until the Close of Escrow, Buyer and Seller shall use all reasonable efforts to keep confidential the Purchase Price, the other terms of this Agreement, and all information concerning the Property (as disclosed, discovered or determined in connection with this transaction); provided, however, Buyer and Seller may disclose such information to (a) those employed by Buyer and Seller (provided that Buyer and Seller shall notify such parties of the terms of this paragraph); (b) third parties as required under applicable law; and (c) Buyer's and Seller's respective, attorneys, accountants, brokers, consultants, potential financial partners and lenders (subject to their agreement to abide by the terms of this paragraph).

Except as set forth above, between the Execution Date and the Close of Escrow, neither Buyer nor Seller will release or cause or permit to be released any press notices, or other publicity (oral or written) or advertising or promotion relating to, or otherwise announce or (except as permitted in the preceding paragraph) disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms and/or conditions or the fact of or substance of this Agreement without first obtaining the written consent of the other party.

22.18       Waiver of Jury Trial.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS AGREEMENT, FOR DAMAGES FOR ANY BREACH UNDER THIS AGREEMENT, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

22.19       Recordation.  Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or except as permitted herein, any other document which would cause a cloud on the title to the Property.

22.20       1031 Exchange.  Buyer and Seller hereby agree to reasonably cooperate with each other and shall execute any and all documents necessary, in the form reasonably approved by the both parties, which shall assign all of such party's right, title and interest in and to this Agreement to an intermediary, which intermediary shall complete the sale/purchase of the Property, in order to accommodate a tax-deferred exchange for such party pursuant to the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended; provided, however, that in no event shall (i) either party hereto be required to incur any additional costs, expenses, obligations or other liabilities in connection with assisting the other party with a tax-deferred exchange (other than any costs and expenses resulting from the review of exchange documents), (ii) such exchange delay or be a condition to the Closing, or (iii) either party hereto be required to take title to any real property other than the Property.

22.21       Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.

BUYER:	SELLER:

STAMPS.COM INC.,	GRAND AVENUE PLAZA PROPERTIES, LLC.,
a Delaware corporation	a California limited liability company

By:
Name:	By:
Its:	Name:
Its:

ACCEPTANCE BY ESCROW HOLDER

Chicago Title Insurance Company acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the "Agreement") and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: __________, _________	Chicago Title Company

By:
Name:
Position:

EXHIBIT A

LEGAL DESCRIPTION

PARCEL 2, AS SHOWN ON PARCEL MAP NO. 10334, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 94 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID PARCEL, ALL OIL, GAS AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID LAND, WITH NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESSED OR IMPLIED, IN THE SURFACE OF SAID LAND, BUT WITH THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS AND SUPPORTING WORKS INTO OR THROUGH SAID LAND BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM AND THROUGH SUCH WELLS OR WORKS, OIL, GAS, AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW SAID DEPTH ANY AND ALL OPERATIONS DEEMED NECESSARY OR CONVENIENT FOR THE EXERCISE OF SAID RIGHT, AS RESERVED BY STANDARD OIL COMPANY OF CALIFORNIA, A CORPORATION, IN DEED RECORDED JUNE 30, 1969 AS INSTRUMENT NO. 759, IN BOOK D4419 PAGE 266 OFFICIAL RECORDS.

END OF LEGAL DESCRIPTION

EXHIBIT A

EXHIBIT B

GRANT DEED

WHEN RECORDED MAIL TO:

Landmark Law Group, Inc.
406 Broadway, Suite 350G
Santa Monica, California 90401
Attn:  Gulwinder S. Singh

MAIL TAX STATEMENTS TO:

(Space above this line is for recorder's use)

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement that is not being recorded with this Grant Deed.

FOR VALUE RECEIVED, ______________________________ ("Grantor"), hereby grants to __________________________________, that certain real property (the "Property") situated in the City of _______________, County of _____________, State of California, described in Exhibit A attached hereto and incorporated by reference.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

A.            All liens, encumbrances, easements, covenants, conditions and restrictions of record; and

B.            Liens for taxes on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent.

EXHIBIT B

1

IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of _____________, ___________.

By:
Its:

EXHIBIT B

2

EXHIBIT "A" TO GRANT DEED

Legal Description

PARCEL 2, AS SHOWN ON PARCEL MAP NO. 10334, IN THE CITY OF EL SEGUNDO, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 94 PAGE 95 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT FROM SAID PARCEL, ALL OIL, GAS AND OTHER HYDROCARBONS AND OTHER MINERALS, WHETHER SIMILAR TO THOSE SPECIFIED OR NOT, WITHIN OR THAT MAY BE PRODUCED FROM SAID LAND, WITH NO RIGHT OR INTEREST OF ANY KIND THEREIN, EXPRESSED OR IMPLIED, IN THE SURFACE OF SAID LAND, BUT WITH THE SOLE AND EXCLUSIVE RIGHT FROM TIME TO TIME TO DRILL AND MAINTAIN WELLS AND SUPPORTING WORKS INTO OR THROUGH SAID LAND BELOW A DEPTH OF 500 FEET AND TO PRODUCE, INJECT, STORE AND REMOVE FROM AND THROUGH SUCH WELLS OR WORKS, OIL, GAS, AND OTHER SUBSTANCES OF WHATEVER NATURE INCLUDING THE RIGHT TO PERFORM BELOW SAID DEPTH ANY AND ALL OPERATIONS DEEMED NECESSARY OR CONVENIENT FOR THE EXERCISE OF SAID RIGHT, AS RESERVED BY STANDARD OIL COMPANY OF CALIFORNIA, A CORPORATION, IN DEED RECORDED JUNE 30, 1969 AS INSTRUMENT NO. 759, IN BOOK D4419 PAGE 266 OFFICIAL RECORDS.

END OF LEGAL DESCRIPTION

EXHIBIT B

3

STATE OF	)
)
COUNTY OF	)

On ________________, _________, before me, ________________________, personally appeared ____________________________________________,

☐ personally known to me	☐ proved to me on the basis of satisfactory evidence

to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

Signature of Notary

(SEAL)

CAPACITY CLAIMED BY SIGNER:

☐	Individual(s)	☐	Attorney-In-Fact
☐	Partner(s)	☐	Subscribing Witness
☐	Trustee(s)	☐	Guardian/Conservator
☐	Corporate	☐	Other:
Officer(s)
Title(s)

Name of Instrument:	GRANT DEED

EXHIBIT B

4

Document No.	Date Recorded:

STATEMENT OF TAX DUE AND REQUEST
THAT TAX DECLARATION NOT BE MADE A PART
OF THE PERMANENT RECORD
IN THE OFFICE OF THE
COUNTY RECORDER
(Pursuant to Cal. Rev. & Tax. Code Section 11932)

To	Registrar-Recorder
County of ____________________

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

as Grantor

and

as Grantee.

The property described in the accompanying Grant Deed is located in the City of ________________, County of _______________, State of __________________.

The amount of tax due on said document is $ ______________________

COMPUTED ON FULL VALUE OF PROPERTY CONVEYED
COMPUTED ON FULL VALUE LESS LIENS AND ENCUMBRANCES REMAINING AT TIME OF SALE

SIGNATURE OF DECLARANT OR AGENT\

EXHIBIT B

5

EXHIBIT C

TRANSFEROR'S CERTIFICATION OF NON- FOREIGN STATUS

Section 1445 of the Internal Revenue Code (the "Code") provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________ ("Transferee"), that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned certifies the following on behalf of ___________________________ ("Transferor"):

1.
Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

3.	Transferor's U.S. employer or tax (social security) identification number is ____________________.

4.	The office address of Transferor is _________________________.

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: ____________ _____, 2011	TRANSFEROR:

By:
Name:
Position:

EXHIBIT C

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES ("Assignment") is made this _____ day of __________, _________, by and between ______________________, a _______________________ ("Assignor"), and __________________________________, a ______________________ ("Assignee").

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of October ___, 2011 (the "Agreement"), respecting the sale of certain "Property" (as defined in the Agreement).  Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Assignor, as Lessor, and those certain tenants of the Property (collectively, the "Tenants") have entered into leases for space at the Property (collectively, the "Leases") covering certain premises located on the Property.

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Leases.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Leases and Assignee accepts such assignment.

Assignee assumes all obligations, duties and liabilities under the Leases arising from and after the date hereof and the performance of all of the terms, covenants and conditions imposed upon the landlord under the Leases arising from and after the date hereof, including, without limitation, with respect to all Tenants' deposits under the Leases to the extent actually provided by Assignor (or credited to Assignee).

Assignee shall indemnify, defend and hold Assignor harmless from and against any claim, demand, cause of action, cost or expense (including reasonably attorneys’ fees and costs) arising from any claim by any Tenant under any Lease where such claim relates to facts and circumstances first arising after the Close of Escrow.

Assignor shall indemnify, defend and hold Assignee harmless from and against any claim, demand, cause of action, cost or expense (including reasonably attorneys’ fees and costs) arising from any claim by any Tenant under any Lease where such claim relates to facts and circumstances first arising prior to the Close of Escrow.

EXHIBIT D

1

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys' fees and costs.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.

ASSIGNEE:			ASSIGNOR:

		,			,
a			a

By:			By:
	Name:			Name:
	Position:			Position:

By:			By:
	Name:			Name:
	Position:			Position:

EXHIBIT D

2

EXHIBIT E

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE ("Assignment") is made this _____ day of __________, _________, by and between ______________________, a _____________________ ("Assignor"), and __________________, a ______________________ ("Assignee").

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Escrow Instructions dated as of October ___, 2011 (the "Agreement"), respecting the sale of certain "Property" (as described and defined in the Agreement).

Under the Agreement, Assignor is obligated to assign any and all of its right, title and interest and delegate any and all of its obligations and responsibilities in each of the following to Assignee:

(a)              the service contracts, warranties, guarantees, indemnities,  and the service contracts listed on Exhibit A to this General Assignment, together with all supplements, amendments and modifications thereto, relating to the Property ("Contract(s)");

(b)              any and all (i) licenses, permits and entitlements necessary for the construction, rehabilitation and operation of the Property in accordance with its current use; and (ii) development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Assignor and in any way related to or housed in connection with the Property and its operation (collectively "License(s)"); and

(c)               all fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment, machinery, building materials, and other items of tangible personal property owned by Assignor and affixed or attached to or used at the Property (all of such properties and assets being collectively called the "Assigned Properties").

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor's estate, right, title and interest in and to the Contracts, Licenses and Assigned Properties, including, without limitation, those set forth on Schedule "1" attached hereto.

Assignee accepts such assignment and assumes all liabilities, duties and obligations under the Contracts, Licenses and Assigned Properties arising from and after the date hereof and  the performance of all of the terms, covenants and conditions imposed upon Assignor with respect to the Contracts, Licenses and Assigned Properties arising from and after the date hereof.

EXHIBIT E

1

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNEE:		ASSIGNOR:

,
a		a

By:		By:
	Name:		Name:
	Position:		Position:

By:		By:
	Name:		Name:
	Position:		Position:

EXHIBIT E

2

SCHEDULE "1"

EXHIBIT E

3

EXHIBIT F

FORM OF
TENANT NOTICE LETTER

_____________, ____

To:

Re:	Notice of Lease Assignment

Premises:

Ladies and Gentlemen:

Please be advised that the Premises have been acquired by, and the lessor’s interest in your lease and your security deposit (if any) have been assigned, to _______________________________________________________ ("New Owner").

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

Very truly yours,

Prior Owner:

By:
Name:
Title:

EXHIBIT F

1

EXHIBIT G

SCHEDULE OF LITIGATION

EXHIBIT G

1

EXHIBIT H

LIST OF LEASES

EXHIBIT I

LIST OF SERVICE CONTRACTS

EXHIBIT J

TENANT ESTOPPEL CERTIFICATE

To:

RE:	Suite ___, ____________________, California (the "Premises")

The undersigned (the "Tenant") hereby certifies to ________________________, a  __________________, and its successors and assigns (the "Buyer"), the Buyer's lender and to ________________________, a ___________________ (the "Landlord"), the following information with respect to that certain lease agreement, dated _______________, ____ (the "Lease," including any amendments to or modifications of the same) for premises located at ___ E. Grand Avenue, El Segundo, California referred to as Suite ___.  Tenant agrees that Landlord, Buyer and Buyer's lender may rely upon the same:

1.              A true correct a complete copy of the Lease and all amendments are attached as Exhibit A to this Estoppel Certificate.

2.              The Lease is in full force and effect and has not been modified or amended except as follows: ________________________.

3.              The Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant and asserts no claim against the Landlord under the Lease in regard to the premises occupied by Tenant.  To the best of Tenant's knowledge and belief, there is no default by Landlord under the Lease and no event has occurred that, with the passage of time or the giving of notice, or both, would constitute a default by Landlord under the Lease.

EXHIBIT J

1

4.              All fixed base rental has been paid to the end of the current calendar month, which is _____________, and no rent under the Lease had been paid more than one month in advance of its due date except for any security deposits referenced herein.  Current monthly fixed based rental for the Premises is $_________________.

5.              The Lease provides for an option to renew the Lease term as follows: ____________________.  The Lease contains no first right of refusal to lease or purchase, option to expand, option to terminate, or option to purchase.

6.              Landlord is presently holding a security deposit of $___________.

7.              There are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and unpaid tenant improvement allowances owing to Tenant as of the date hereof except:  ________________________________.

8.              To the best of the Tenant's knowledge, the Tenant is not in default under the Lease nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Tenant.  The Tenant is current in the payment of any taxes, utilities, common area maintenance payments, or other charges required to be paid by the undersigned.

9.              To the best of the Tenant's knowledge, Landlord is not in default under the Lease nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by the Landlord.

10.            The Tenant certifies that it is required to pay a ____% of real property taxes and insurance, as well as a pro rata share of the common area expenses.  The Tenant currently pays to Landlord $__________ for real property taxes and operating expenses [on a monthly/annual basis].

11.            The Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises leased by the Tenant under the Lease.

12.            To the best of Tenant’s knowledge, (a) there has been no release of any hazardous substance in, on, under or about the Premises or the project of which the Premises is a part, (b) the Premises, and the project or which the Premises are a part, are in compliance with applicable laws

13.            The Tenant recognizes and acknowledges it is executing this Tenant Estoppel Certificate with the intent that Landlord, the Buyer and Buyer's lenders may rely hereon.  Any item left blank shall be interpreted as if the word “None” were written in the blank.

EXHIBIT J

2

Dated: September ____, 2011

Very truly yours,

a
By:
Its:

EXHIBIT J

3